Exhibit 99.1

Startek® Appoints Global CFO and Global CIO

●	Nishit Shah Appointed as Global CFO, Jayanta Lahiri Appointed Global CIO, Completing Executive Team

Greenwood Village, Colorado and Mumbai, India – February 16, 2022– Startek® (NYSE: SRT), a global customer experience (CX) solutions provider, today announced the appointment of Nishit Shah as Global Chief Financial Officer and Jayanta Lahiri as Global Chief Information Officer. Shah and Lahiri report directly to Global CEO Bharat Rao.

“I am delighted to have joined the Startek team,” said Shah. “The global Startek footprint and investment in digital-first CX capabilities create a strong foundation. I look forward to working with the Startek team to execute on the company’s priorities, accelerate growth and enhance value for all stakeholders.”

A chartered accountant with 23 years’ experience, Shah holds a bachelor’s in Commerce, Accounts and Computers from the University of Mumbai.

Prior to joining Startek, Shah was Senior Vice President at Birlasoft, where he was responsible for end-to-end financial reporting, business finance, pricing, contract management and global taxation. A champion for innovation, at Birlasoft Shah significantly reduced financial reporting timelines through the implementation of automation in the financial reporting process.
In his earlier roles, Shah held senior positions at Infosys, Capgemini, Datamatics, Nicholas Piramal and Haribhakti & Co.

Lahiri has joined Startek as Global Chief Information Officer. Lahiri will continue the organization’s IT transformation, embracing new technologies to drive greater agility and ensure a secure and resilient IT environment for Startek and its clients.

“The Startek business is poised for growth, and I am excited to join the team at this important time,” said Lahiri. “IT infrastructure is an increasingly important element in CX delivery. Ensuring Startek continues to have the systems and tools in place to deliver secure, agile solutions is part of what makes us a market-leading CX provider.”

With over 30 years’ experience in digital transformation, application development, infrastructure technology services, cloud and contact center management, information security, enterprise architecture and engineering across industry verticals and geographies, Lahiri brings significant technical expertise to the Startek organization.

Prior to joining Startek, Lahiri was Executive Vice President and Chief Information Officer at Firstsource, where he drove technology strategy, architecture, cloud and contact center transformation, customer experience, automation and cybersecurity. In his earlier roles, Lahiri held senior leadership positions at Accenture, AXA Technologies, Infosys and Wipro Technologies. Throughout his career, Lahiri has been instrumental in migrating technologies to cloud-based digital platforms across multiple geographies.

Lahiri holds a bachelor’s in Electrical Engineering from Jadavpur University, India.

“Startek is on a transformational journey, working in partnership with our clients we are building innovative solutions that push forwards the boundaries of omnichannel CX,” said Rao. “Nishit’s deep experience leading the financial operations of prominent outsourcing organizations will guide Startek as we deliver rapid growth. Jayanta will ensure the security and information functions of our organization are world-class. I am excited to bring Nishit and Jayanta onboard and complete my executive team.”

About Startek®

Startek is a global provider of tech-enabled business process management solutions. The company provides omnichannel customer experience, digital transformation and technology services to some of the finest brands globally. Startek is committed to impacting clients’ business outcomes by focusing on enhancing customer experience and digital and AI enablement across all touchpoints and channels. Startek has more than 40,000 CX experts spread across 46 delivery campuses in 13 countries. The company services over 200 clients across a range of industries such as banking and financial services, insurance, technology, telecom, healthcare, travel & hospitality, e-commerce, consumer goods, retail, and energy & utilities. To learn more about global solutions from Startek, visit www.startek.com

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